                                                                   EXHIBIT 10.12

OPTION TO PURCHASE
MINERAL LEASE



Prepared by:

     Craig R. Hedin
     Attorney at Law
     P.O. Drawer C
     Mt. Vernon, Illinois  62864





                        OPTION TO PURCHASE MINERAL LEASE


         This option to purchase Mineral Lease (herein "this Option") is made this 9th day of September, 2003, by and between THE COUNTY OF WASHINGTON, OF THE STATE OF ILLINOIS, (herein "Optionor") and BPI INDUSTRIES, INC., of 501 East DeYoung Street, Marion, Illinois, 62959, (herein "BPI").

         WHEREAS, Optionor may own all or a portion of the coal bed methane, coal seam gas, all gas desorbed from coal or captured in the coal seam, and all gas in abandoned mines, void spaces, and zones in communication therewith, as to the following described lands (herein "Coal Bed Gas"); and,

         WHEREAS, Optionor may own all or a portion of the oil, liquid hydrocarbons, all gases and their constituent products (except Coal Bed Gas as defined herein) as to the following described lands (herein "Oil and Gas"); and,

         WHEREAS, for purposes of this Option, the Coal Bed Gas and the Oil and Gas may be referred to jointly as ("the Minerals"); and,

         WHEREAS, in addition to owning a possible interest in the Minerals, Optionor would also own the right to explore, drill for, and produce the Minerals; and,

         WHEREAS, Optionor desires to grant to BPI and BPI desires to receive from Optionor, an Option to purchase a Mineral Lease as to Optionor's interest in the Minerals; and,

         WHEREAS, in the event the Option is timely exercised by BPI, the Option shall be consummated by the execution and delivery by Optionor to BPI of a Mineral Lease in the form as attached hereto as Exhibit A (herein the "Mineral Lease"); and,

         WHEREAS, Optionor and BPI desire to enter into this writing for purposes of setting forth the terms and conditions of this Option.

         NOW, THEREFORE, for and in consideration of the foregoing recitals, the mutual benefits to be derived herefrom and One Dollar and other valuable consideration, Optionor and BPI agree as follows:

         1. OPTION.

                  For and in consideration of FIFTY THOUSAND DOLLARS ($50,000.00), herein "the Option Payment"), the receipt of which is hereby acknowledged, Optionor gives and grants to BPI the exclusive option to obtain a Mineral Lease corresponding to Optionor's interest in the Minerals pursuant to and upon the terms and conditions as set forth herein. In the event the Option is exercised, Fifty Percent (50%) of the Option Payments shall be applied to any amounts that may be due and owing pursuant to the Mineral Lease.

         2. PERIOD OF OPTION.

                  This Option may be exercised by BPI by giving notice of the exercise thereof (herein the "Option Notice") to Optionor at any time during the period from the date of this Option until the (insert date to 36 months) 9th day of September, 2006, at 12:00 o'clock, P.M., (herein the "Exercise Period"). Notice shall be given and may be sent by personal delivery or by depositing the same in the United States Mail addressed to Optionor, postage prepaid and registered or certified with return receipt requested with notice being deemed to have been given and received upon the date of BPI's posting in the United States Mail as shown on the postal receipt or the date of personal delivery if delivered in this manner. In the alternative, the notice may be given by prepaid courier service addressed to Optionor and requiring the signature of Optionor upon delivery with said notice being deemed to have been given and received upon the date of BPI's delivery to the courier service as shown on the signed receipt of the courier service.

         3. MINERAL LEASE.

                  Contemporaneous with the execution of this Option, Optionor executes the Mineral Lease in the form as set forth on Exhibit A attached hereto. In the event this Option is timely exercised as provided herein, BPI shall execute the Mineral Lease and said lease shall be deemed delivered to BPI and shall cover and be effective as to all interest of Optionor in the Minerals as of the date of this Option.

         4. REVIEW DURING EXERCISE.

                  During the Exercise Period of the Option, Optionor will cooperate with BPI for purposes of determining the title of Optionor as to the Minerals and for purposes of conducting field tests as to the Minerals. Optionor, upon request, shall provide to BPI all title materials corresponding to Optionor's interest in the Minerals. Optionor shall also cooperate with BPI in providing access to the Minerals for purposes of conducting any test deemed necessary by BPI to determine the extent and nature of the Minerals. Such testing may include the utilization of the surface corresponding to the Minerals, the drilling for core samples or for the conducting of seismic, and other operations pertaining thereto. BPI shall indemnify and hold Optionor harmless from any claim for damages that may be asserted against Optionor with respect to BPI's operations pursuant to the matters set forth in this paragraph.

         5. ADDITIONAL RIGHTS

                  In the event that this options is exercised as provided herein, BPI agrees that it is BPI's sole responsibility to negotiate any additional surface rights required for BPI's operations and further that Washington County shall have no involvement in those negotiations.

         6. MEMORANDUM OF OPTION:

                  Optionor and BPI shall execute a memorandum of this option and record the same in the County Clerk and Recorder's Office in the county where the Minerals are located. All parties dealing with Optionor with respect to the Minerals shall deal and take any interest subject to the rights of BPI and the obligations of Optionor as set forth herein.

         7. SUCCESSION OF ASSIGNMENT.

                  This Option and the Mineral Lease resulting from the exercise thereof shall be binding upon and inure to the benefit of the parties hereto together with their successors and assigns. All rights of the parties under this Option may be assigned without restriction but notice of such assignment should be given in writing to the other party.

         EXECUTED the day and year above written.


                                             OPTIONOR

                                         WASHINGTON COUNTY, ILLINOIS


                                         BY    /s/ David A. Meyer
                                              ----------------------------
                                              Its Chairman
                                              ----------------------------


                                             OPTIONEE

                                         BPI INDUSTRIES, INC.

                                         BY   /s/ James Azlein
                                              ----------------------------
                                              Its President
                                              ----------------------------

                                  MINERAL LEASE

         This Mineral Lease (herein "this Lease") is made and entered into this ____ day of __________, 200_, by and between THE COUNTY OF WASHINGTON OF THE STATE OF ILLINOIS, Washington County Courthouse, Nashville, Illinois 62263 (herein the "Lessor"), and BPI INDUSTRIES, INC., of 501 East DeYoung Street, Marion, Illinois 62959, (herein the "Lessee").

         THIS INDENTURE WITNESSETH:

         1. The Lessor, for and in consideration of Ten Dollars and other valuable consideration, the receipt of which is hereby acknowledged, and for and in consideration of the covenants and agreements herein provided on the part of the Lessee, has granted, demised, leased, and let, and by these presents does grant, demise, lease and let unto Lessee, all of Lessor's title and interest, but only to the extent in fact actually legally owned or held by Lessor, in the Coal Bed Gas (as herein defined) and the Oil and Gas (as herein defined) underlying the following described land:

                   SEE ATTACHED EXHIBIT FOR LEGAL DESCRIPTIONS

         "Coal Bed Gas" shall mean herein all coal bed methane, coal seam gas, all gas desorbed from coal or captured in the coal seam, all gas produced from abandoned mines, void spaces, and zones in communication therewith and all associated hydrocarbons contained therein, with the right to investigate, explore, drill, operate, produce, save, take care of, treat, process, and transport, and market the Coal Bed Gas.

         "Oil and Gas" shall mean all oil, liquid hydrocarbons, gases, and their constituent produces except for Coal Bed Gas together with the right to investigate, explore, drill, operate, produce, save, take care of, treat, process, and transport and market the Oil and Gas

         Lessor excludes and expressly reserves the right to explore for, mine, operate, produce, remove or market coal and other hard minerals. It being distinctly understood and agreed that the mining and removal of coal by any method, now known or which may hereafter be developed, and the transportation thereof to market is of prime importance to Lessor and that the coal measures and seams in, upon and under said lands and the mining, removal, and transportation thereof, are, and shall continue to be, the dominant estate and the coal bed methane estate therein and the extraction, mining, removal and transportation thereof are made servient thereto. To that end, Lessor particularly reserves the right to enter into coal mining leases without the concurrence of Lessee and Lessee in its operations shall not interfere or conflict with the operations of any of said coal mining lessees, sublessees, assignees or other contractors under their respective leases or contracts relating thereto whether such coal mining leases are in effect prior to or subsequent to the effective date of this mineral lease, with each coal mining lessee having the absolute right to terminate, suspend, idle, modify or continue its coal mining operations in accordance with its respective agreements with Lessor, without liability for loss or damage to Lessee.

         Any Coal Mining Lessees shall have the right to mine through any coalbed methane well when necessary for the conducting of its mining activity. At least 90 days prior to mining within 200 feet of any coalbed methane well, any Coal Mining Lessee shall notify the Lessee in writing if the well must be plugged for mine through. The lessee, at its sole cost, will plug said well within 90 days of receipt of such written notice.

         If a well is not required to be plugged for mine-through, but mining is to occur within 100 feet of the wellbore, any Coal Mining Lessee shall so notify Lessee in writing 90 days prior to mining within 100 feet of the well and within said 90 day period Lessee shall, at it own expense, temporarily plug the well at a point below the seam being mined but above the next lower coalbed methane producing zone and the well will be vented to the atmosphere until mining has passed. Upon the Coal Mining Lessee's operations proceeding at least 200 feet past the well, the Lessee, at its expense, shall, if practicable remove the temporary plug and attempt to restore production from the well. Lessee agrees to comply with all local, state and federal regulations.

         For purposes of this lease, Coal Bed Gas and Oil and Gas may jointly be referred to as "Minerals".

         2. For the same consideration as set forth above, Lessor grants, demises, leases, and lets to Lessee the right (a) to use the seismograph and other geophysical and geological methods of exploration; (b) to inject gas, water, and other fluids and air into the subsurface strata; (c) to lay pipelines, establish and utilize facilities for the disposition of produced substances; (d) to build roads, bridges, tanks, utility lines, power stations and other structures; (e) to undertake recovery by primary and secondary or other methods; (f) to have the right of ingress and egress as to lands described herein or other lands under lease to Lessee; and (g) to utilize the surface to the extent of Lessor's title for all purposes as described herein.

         3. This Lease shall and does include all lands and interest therein contiguous to or appurtenant to the lands specifically described herein, and owned or claimed by Lessor including all interest in which Lessor has a preferential right of acquisition or acquires by reversion or otherwise, whether or not specifically described herein. This Lease shall also include all lands underlying all alleys, streets, roads or highways and if the land is riparian to, bounds, or embraces within its boundaries a stream, lake, or other body of water, then all of Lessor's interest in the lands under said bodies of water and all area now or hereafter added by accretion. This Lease shall cover all interest in the lands covered hereby now owned or hereafter vested in or claimed by Lessor.

         4. This Lease shall remain in force for a primary term of five (5) years from the date hereof and as long thereafter as Minerals, or any of them, are being produced from the lands described herein or land with which said land is pooled or unitized.

         (a) It is agreed that all acreage covered by this lease which is not drilled on or "earned" by the Lessee during the primary term set out herein will be released by Lessee at the end of the primary term. Said release will be in writing and recorded in the office of the recorder of Washington County, Illinois and shall designate by legal description all acreage that is to be released and all acreage that is held by production. It is agreed that each vertical well drilled by


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

Lessee will "earn" and hold 320 acres and each horizontal well drilled will "earn" and hold 1,920 acres.

         5. If operations for the exploration of Minerals are not commenced on the lands described herein or on land pooled therewith on or before one year from the date of this Lease, Lessee shall pay or tender to Lessor an advance royalty computed based upon 50 cents per net acre of Coal Bed Gas interest (with ownership based on coal record title) and 50 cents per net acre of Oil and Gas interest (with ownership based on oil and gas record title) owned by Optionor which shall cover the privilege of deferring commencement of such operations for a period of 12 months. In like manner and upon like payments or tenders on an annual basis thereafter, the commencement of said operations may be further deferred for successive periods of the same number of months, each during the primary term. Payment or tender of the advance royalty shall be made to the Lessor at the following address:

Washington County Treasurer
101 East St. Louis St.
Nashville, IL 62263

The payment or tender of the advance royalty may be made by check, draft, or other means of payment and mailed or delivered to Lessor or either Lessor, if more than one, on or before the advance royalty payment date. Notwithstanding the death of the Lessor or Lessor's successors in interest, the payment or tender of advance royalty in the manner provided herein shall be binding on the successors and assigns of the Lessor or Lessor's successors in interest. All advance royalties paid by Lessee shall be recouped from actual royalties which may be due and owing to Lessor and which royalties correspond to production.

         6. If, prior to the discovery of Minerals, or any of them, on the lands described herein or on land pooled therewith, Lessee should drill and abandon a dry hole or holes thereon, or if, after discovery of Minerals, or any of them, the production thereof should cease from any cause for 120 consecutive days, this Lease shall not terminate if Lessee commences additional drilling or reworking operations within 120 days thereafter or (if it be within the primary term) commences or resumes the payment or tender of advance royalties on or before the advance royalty paying date next ensuing after the expiration of 12 months from the date of completion and abandonment of said dry hole or holes or the cessation of production as defined herein. If at the expiration of the primary term, Minerals, or any of them, are not being produced on the lands described herein or land pooled therewith but Lessee is then engaged in operations for drilling or reworking of any well or wells thereon, this Lease shall remain in full force so long as such operations or said additional operations are commenced and prosecuted, (whether on the same or successive wells) with no cessation of more than 120 consecutive days and if they result in production, so long thereafter as Minerals or any of them are produced from the lands described herein or lands pooled therewith.

         7. The Lessee shall pay to the Lessor the following royalties:

                  (a) One-Eight (1/8) of the amount realized by Lessee from the sale of Coal Bed Gas. The payment of this royalty shall be based upon the assumption that the


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

                           interest of Lessor in the Coal Bed Gas is based upon Lessor's ownership of the coal as to the lands described herein.

                  (b) One-sixteenth (1/16) of the amount realized by Lessee from the sale of Coal Bed Gas. The payment of this royalty shall be based upon the assumption that the interest of Lessor in the Coal Bed Gas is based upon Lessor's ownership of the gas within the Oil and Gas as to the lands described herein.

                  (c) One-eighth (1/8) of the oil and liquid hydrocarbons within the Oil and Gas produced and saved with the same to be delivered at the well or to the credit of the lessor in the pipeline to which a well may be connected, based upon Lessor's ownership of the oil within the Oil and Gas as to the lands described herein.

                  (d) The market value at the mouth of the well of one-eight (1/8) of the gas within the Oil and Gas sold or used or one-eight (1/8) of the amount realized from the sale thereof at the well, based upon Lessor's ownership of the gas within the Oil and Gas as to the lands described herein.

         8. If at any time there is a well or wells on the lands which are capable of producing Coal Bed Gas or gas within Oil and Gas and such well or wells are shut in, and if this Lease is not being continued in force by some other provision hereof, then this Lease shall nevertheless continue in force for a period of 90 days from the date such well or wells are shut in and before the expiration of any such 90 day period, Lessee may pay or tender an advance annual royalty payment of $100.00 for each such well and if such payment or tender is made, this Lease shall continue in force and it shall be considered that Coal Bed Gas and gas within Oil and Gas are being produced within the meaning of paragraph 4 hereof for one year from the date such payment is made in a like manner, subsequent advance annual royalty payments may be made or tendered and this Lease shall continue in force and it should be considered that Coal Bed Gas and gas within Oil and Gas are being produced within the meaning of paragraph 4 during any annual period or which such royalty payment is so paid or tendered. Notwithstanding the foregoing, payment of the aforedescribed royalties for any shut-in well or wells shall not exceed a period of 5 years. Perpetuation of this Lease by payment of royalty as provided in this paragraph shall be in lieu of payment of advance royalties as provided in paragraph 5 above. In addition, payment of any royalty pursuant to this paragraph shall be recouped by Lessee from any royalty payment otherwise payable to Lessor pursuant to actual production of Minerals or any of them.

         9. Lessee is granted the right to pool or unitize this Lease, the land covered hereby or any part thereof, with other land or leases or parts thereof for the production of Minerals, or any of them, covered hereby. No production for Coal Bed Gas or gas with Oil and Gas shall embrace more than 160 acres plus a tolerance of 10% thereof. No production for oil within Oil and Gas shall embrace more than 80 acres plus a tolerance of 10% thereof. Notwithstanding, if any federal or state law, executive order, rule, or regulation shall prescribe a spacing pattern for the development of the field or allocate a producing allowable on acreage per well, then any such unit may embrace as much additional acreage as may be so prescribed or as may be used in such allocation or allowable. Lessee shall execute in writing an instrument identifying and describing the pooled or unitized acreage. Such unit shall be designated either before or after the completion of any wells. Operations and production on any part of the pooled or unitized acreage shall be treated as if such operations were upon or such production was from the land described in this Lease whether the well or wells be located on the land covered by this Lease or other lands. The entire acreage so pooled into a unit shall be treated for all purposes, except for the payment of royalties on production from the pooled or unitized lands, as if it were included within this Lease. In lieu of the royalties herein provided, Lessor shall receive on production from a unit so pooled or unitized only such proportion of the royalty stipulated herein as the amount of Lessor's acreage placed in the unit or Lessor's royalty interest therein on an acreage basis bears to the total acreage so pooled or unitized.

         10. Lessee shall have the right to use, free of costs, all Minerals covered by this Lease for all operations hereunder except for water from Lessor's wells or tanks. Any royalty payment to the Lessor shall be computed after deducting any amount so used. When requested by Lessor, Lessee shall bury all pipelines at least twenty four inches (24") below the surface. Lessee shall pay for all damages caused by Lessee's operations to growing crops on the land. The amount of any such damage payment shall be based upon the fair market value of the actual crops destroyed. Lessee shall have the right at any time to remove any equipment, property, or fixtures placed on the land by Lessee together with the right to draw and remove all casing and other downhole equipment.

         11. The rights of either party to this Lease may be assigned in whole or in part and the provisions hereof shall extend to the successors and assigns of the parties but no change or division in ownership of the Minerals covered hereby with respect to the lands or royalties, however accomplished, shall operate to enlarge the obligations or diminish the rights of Lessee or require the installation of separate measuring tanks or devices. No such change or division in the ownership of the Minerals in the lands or royalties shall be binding upon Lessee for any purpose until such person acquiring any interest has furnished Lessee with the instrument or certified copies thereof constituting said person's chain of title from the original Lessor. Any assignment of this Lease by Lessee, in whole or in part, shall, to the extent of such assignment, relieve and discharge Lessee of any obligations hereunder and if any Assignee of any part or parts hereof shall fail to comply with any provisions of this Lease, such default shall not affect this Lease insofar as it covers the part retained by Lessee or another assignee.

         12. In the event Lessor considers that Lessee has not complied with its obligations hereunder, both express and implied, including the obligation of production as provided in paragraph 4, Lessor shall give written notice to Lessee setting forth specifically in what respects Lessee has failed to comply with Lessee's obligations pursuant to this Lease. Lessee shall then have 60 days from receipt of such notice to commence and thereafter pursue with reasonable diligence such action as may be necessary or proper to satisfy the obligation of Lessee, if any, with respect to Lessor's notice. Neither the service of the notice nor the doing of any acts by Lessee intended to satisfy any of the alleged obligations shall be deemed an admission or presumption that Lessee has failed to perform all of its obligations hereunder. No judicial action may be commenced by Lessor with respect o any of said obligations until after the 60 day period as provided herein. Lessee shall be given a reasonable opportunity after judicial ascertainment to prevent the forfeiture or termination of this Lease by discharging its express or implied obligation as established by the court.

         13. Lessor warrants and agrees to defend title to the Minerals covered hereby as to the lands and agrees that Lessee, at its option, may discharge any tax, mortgage, or other lien upon the interest and in the event Lessee does so, it should be subrogated to such lien with the right to enforce same and apply royalties accruing hereunder towards satisfying the same. Without impairment of Lessee's rights under the warranty in the event of failure of title, it is agreed that, if Lessor owns an interest in the Minerals covered hereby as to the lands less than the entire fee simple estate, then the royalties and other payments to be paid lessor shall be reduced proportionately. This Lease shall be binding upon all who execute it and they shall be considered lessors, whether or not they are named in the granting clause hereof and whether or not all parties named in the granting clause execute this Lease.

         14. To the extent that Lessor owns no interest in the surface as to the lands described herein, the provisions set forth herein with respect to surface obligations shall not be applicable except to the extent as may be required by law.

         15. Lessee may at any time surrender this Lease as to all or any part thereof by delivering or mailing a release to Lessor and if surrendered only as to a part thereof, any payments based upon acreage shall be reduced proportionately.

         16. Lessee shall comply with all applicable federal, state, and local law, statutes, ordinances, regulations, and orders applicable to Lessee's operations and the conditions created thereby.

         17. When any operation contemplated by this Lease is delayed or interrupted as a result of any cause whatsoever beyond the control of Lessee or any event of force majeure, or as a result of any state, federal, or municipal law, ordinance, executive order, rule, or regulation, then the time for such delay or interruptions shall not be counted against Lessee as to any timeframe required by this Lease. Lessee shall not be held liable in damages because of any such delay or interruption.

         18. In the event the interest of the Lessor as to the Coal Bed Gas is based upon Lessor's ownership of a coal interest, and in the event the coal interest is the subject of a coal mining lease or other agreement authorizing the mining and removal of coal, the Lessor acknowledges that the operations for the mining and removal of coal may involve the venting of Coal Bed Gas into the atmosphere as a waste product for the protection and efficiency of the mining operation. Lessee shall have no obligation to recover any, gas as may be vented during such coal development and Lessee shall have no liability or obligation to Lessor for any royalties on such vented gas. The parties further acknowledge that Coal Bed Gas may be vented and lost during repairs to or the testing of wells or prior to the connection of any wells to gathering and/or transmission lines in conjunction with Lessee's operations. Under such circumstances, Lessee shall not be liable or obligated to Lessor for any royalties on such vented and lost gas.

         19. Lessor shall have the right at any time, at Lessor's expense to:

         a. Inspect by all appropriate means Lessee's facilities on the Land;

         b.       Test Lessee's meters and other measuring and testing devices;

         c. Sample, test measure and gage production of the wells, including the right , but not the obligation, to install meters on lines;

         d. Observe Lessee in the performance of Lessee's obligations under this lease; and

         e. By appointment, examine or audit, during the term of this lease and for three years thereafter, the books, records, supporting documents, files and correspondence of Lessee maintained in connection with the lease and the production and / or sale of the coal gas or coal gas products from the Land at Lessee's place of business.

         20. Special Operating Methods: Lessee shall provide to Lessor, upon request and at Lessor's expense, all survey information which Lessee may now have or hereafter obtain to inform Lessor fully as to the exact location of any well drilled and copies of all logs, drill stem test records, core analyses, pressure tests, or any other information obtained by Lessee in the course of drilling any well.

Further, Lessee shall provide Lessor or its coal mining Lessee final location surveys of all pipelines, compressor stations or other facilities of the gas operations.

         21. Lessee agrees that no well will be drilled within 200 feet of any personal residence, or building used in a commercial business existing at the time of the execution of this lease.

         22. Lessee shall at all times while physical operations are being conducted maintain comprehensive general liability insurance policies in an amount of not less than one millions dollars ($1,000,000.00) combined single limit coverage. Lessee shall also maintain automobile insurance in an amount of not less than three hundred thousand dollars ($300,000.00) combined single limit coverage. Lessee shall also provide workman's compensation insurance to cover all of Lessee's employees.

         23. The volume of all coalbed methane for which payment is to be made hereunder shall be measured, before being mixed with gas or coalbed methane from other lands not pooled or unitized with the Leased Premises, by standard meters of approved type adapted to the volume of coalbed methane to be measured. The method of computation and measurement shall conform with recommendations provided by the Gas Measurement Committee of the American Gas Association.

         24. Lessors make no representation or warranty as to the physical condition of the property to be leased.

         25. Lessee agrees to indemnify and save Lessor harmless from all loss and damage sustained by Lessor from it's operations.

         26. Lessor shall pay a proportionate part of any and all taxes levied or assessed upon the production of Minerals covered hereby and Lessee is authorized to pay such taxes and assessments on behalf of Lessor and to deduct the same so paid from any monies otherwise payable to the Lessor. Lessor's proportionate part shall correspond to the amount of royalty corresponding to Lessor's interest in the Minerals.

         27. This Lease shall be binding upon and inure to the benefit of the parties hereto together with their successors and assigns. To the extent that the interest covered by this Lease constitutes any part of the homestead estate of Lessor, then the Lessor releases and waives all rights under and by virtue of the homestead exemption laws of the State of Illinois.

         EXECUTED the day and year above written.

                                             LESSOR

                                         WASHINGTON COUNTY, ILLINOIS

                                         BY
                                           ------------------------------

                                              Its
                                                 ------------------------



                                             LESSEE

                                         BPI INDUSTRIES, INC.

                                         BY
                                           ------------------------------

                                              Its
                                                 ------------------------